Exhibit 32.1 In connection with the Annual Report of Wejo Group Limited (the “Company”) on Form 10-K/A for the period ended December 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Richard Barlow, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that: 1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and 2. To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report. Date: April 11, 2022 By: /s/ Richard Barlow Richard Barlow Chief Executive Officer (Principal Executive Officer)